EXHIBIT 4.15




                                                             EXECUTION VERSION




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                          SECURITIES PURCHASE AGREEMENT


                                  by and among



                                  ATTUNITY LTD.


                                       and


             THE PURCHASERS IDENTIFIED ON THE SIGNATURE PAGES HERETO





                                January 24, 2005






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




                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

     This Securities Purchase Agreement (this "Agreement") is dated as of January 24, 2005, by and among Attunity Ltd., an Israeli company (the "Company"), and each purchaser identified on the signature pages hereto (each, a "Purchaser" and collectively the "Purchasers").

     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, in the aggregate, 727,273 Ordinary Shares (as defined below) and Warrants (as defined below) on the Closing Date (as defined below).

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

     "Action" shall have the meaning ascribed to such term in Section 3.1(j).

     "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

     "Closing" shall have the meaning ascribed to such term in Section 2.1.

     "Closing Date" shall have the meaning ascribed to such term in Section 2.1.

     "Closing Price" means on any particular date (a) the last reported closing price per share of Ordinary Shares on such date on the Trading Market (as reported by Bloomberg L.P.), or (b) if there is no such price on such date, then the closing price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P.), or (c) if the Ordinary Shares are not then listed or quoted on a Trading Market and if prices for the Ordinary Shares are then quoted on the OTCBB, the closing price of the Ordinary Shares for such date (or the nearest preceding date) on the OTCBB (as reported by Bloomberg L.P.), or
(d) if the Ordinary Shares are not then listed or quoted on the Trading Market and if prices for the Ordinary Shares are then reported in the "pink sheets" published by the Pink Sheets LLC (formerly the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices)), the most recent bid price per Ordinary Share so reported, or
(e) if the Ordinary Shares are not then publicly traded, the fair market value of an Ordinary Share as determined by a qualified independent appraiser selected by the Company and the Majority Purchasers.

     "Commission" means the United States Securities and Exchange Commission.

     "Company Counsel" means Goldfarb, Levy, Eran & Co., with offices at Europe-Israel Tower, 2 Weizmann Street, Tel Aviv 64239, Israel.

     "Disclosure Schedules" means the Disclosure Schedules of the Company attached hereto and incorporated herein.

     "Effective Date" means the date that a Registration Statement is first declared effective by the Commission.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(o).

     "Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction.

     "Material  Adverse Effect" shall have the meaning  ascribed to such term in
Section 3.1(b).

     "Material Permits" shall have the meaning ascribed to such term in Section 3.1(m).

     "Ordinary Shares" means the ordinary shares of the Company, NIS 0.1 par value each.

     "Ordinary Shares Equivalents" means any securities of the Company which would entitle the holder thereof to acquire at any time shares of Ordinary Shares, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Ordinary Shares.

     "OTCBB" means the Over-The-Counter Bulletin Board.

     "Per Share Purchase Price" equals $2.75, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

     "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other legal entity of any kind.

     "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

     "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares or a portion thereof (as provided for in the Registration Rights Agreement).

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, by and among the Company and each Purchaser, in the form of Exhibit A hereto.

     "Required  Approvals"  shall  have the  meaning  ascribed  to such  term in
Section 3.1(e).

     "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     "SEC  Reports"  shall  have the  meaning  ascribed  to such term in Section
3.1(h).

     "Securities" means the Shares, the Warrants and the Warrant Shares.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" means the Ordinary Shares issued or issuable to each Purchaser pursuant to this Agreement.

     "Subscription Amount" means, as to each Purchaser, the amounts set forth below such Purchaser's signature block on the signature page hereto, in United States dollars and in immediately available funds.

     "Subsidiary" shall mean the subsidiaries of the Company, if any, set forth on Schedule 3.1(a).

     "TRP" shall mean Thelen Reid & Priest LLP with offices located at 875 Third Avenue, New York, New York 10022.

     "Trading Day" means a day on which the Ordinary Shares are traded on the Nasdaq National Market.

     "Trading Market" means each of the following markets or exchanges on which the Ordinary Shares is listed or quoted for trading on the date in question:
OTCBB, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

     "Transaction  Documents"  means  this  Agreement,   the  Warrants  and  the
Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

     "Warrants" means the Warrants, in the form of Exhibit B, issuable to the Purchasers.

     "Warrant Shares" means the Ordinary Shares issuable upon exercise of the Warrants.

                                  ARTICLE II.
                                PURCHASE AND SALE

     2.1 Closing. On the Closing Date, each and every Purchaser shall purchase from the Company, severally and not jointly with the other Purchasers, and the Company shall issue and sell to each Purchaser, (a) a number of Shares equal to such Purchaser's Subscription Amount divided by the Per Share Purchase Price and
(b) the Warrants as determined pursuant to Section 2.2(b). The aggregate Subscription Amounts for Shares sold hereunder shall be $2,000,000.70 (the
"Aggregate  Purchase  Price").  The  closing  of such  sale  and  purchase  (the
"Closing") shall take place at 10:00 a.m., NY time, on the Trading Day immediately following the satisfaction or waiver (by the applicable party) of all the conditions set forth in Sections 2.3(a) and 2.3(b), or such other date as the Company and the Purchasers representing a majority of the Aggregate Purchase Price (the "Majority Purchasers") agree in writing (the "Closing Date"), at the offices of TRP or such other location as the Company and the Majority Purchasers shall mutually agree.

     2.2 Deliveries.

          (a) On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

               (i) a copy of duly executed irrevocable instructions, in the form of Exhibit C attached hereto, to the Company's transfer agent instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing a number of Shares equal to such Purchaser's Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

               (ii) the Registration Rights Agreement duly executed by the Company; and

               (iii) a legal opinion of Company Counsel, in the form of Exhibit D attached hereto.

          (b) Within three (3) Trading Days of the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire up to the number of Ordinary Shares equal to 40% of the Shares issued to such Purchaser on the Closing Date.

          (c) On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

               (i) such Purchaser's Subscription Amount by wire transfer to the account as specified in writing by the Company; and

               (ii) the Registration Rights Agreement duly executed by such Purchaser.

          (d) On the date hereof, each of the non-Israeli Purchasers shall deliver to the Company an executed undertaking towards the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade & Labor (the "OCS") in the form of Exhibit E attached hereto.

     2.3 Closing Conditions.

          (a) Purchasers' Closing Conditions. The obligation of each Purchaser to consummate the transactions contemplated by this Agreement at the
     Closing, as provided in Section 2.1 hereof, shall be subject, in the absence of a written waiver by the Majority Purchasers, to the satisfaction, prior or at the Closing, of the following conditions:

               (i) the representations and warranties of the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date as though such warranties and representations were made at and as of such date;

               (ii) the Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the Closing Date;

               (iii) there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided;

               (iv) the approvals of the Investment Center of the Israeli Ministry of Industry, Trade & Labor (the "Investment Center") and of the OCS shall have been obtained;

               (v) from the date hereof to the Closing Date, trading in the Ordinary Shares shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally shall not have been suspended or limited on any Trading Market, nor shall a general commercial banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material and substantial outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Majority Purchasers, makes it impracticable or inadvisable to purchase the Shares at the Closing; and

               (vi) the Closing Date shall have not occurred within seven (7) Trading Days following the date hereof.

     (b) Company's Closing Conditions. The obligation of the Company to consummate the transactions contemplated by this Agreement at the Closing, as provided in Section 2.1 hereof, shall be subject, in the absence of a written waiver by the Company, to the satisfaction, prior or at the Closing, of the following conditions:

               (i) the representations and warranties of each of the Purchasers contained in this Agreement shall be true on and as of the Closing Date in all material respects as though such warranties and representations were made at and as of such date;

               (ii) each Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date;

               (iii) there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided;

               (iv) the approvals of the Investment Center and of the OCS shall have been obtained;

               (v) receipt by the Company of the entire Aggregate Purchase Price; and


               (vi) the Closing Date shall have not occurred within seven (7) Trading Days following the date hereof.


                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Company. Except as otherwise set forth in the Disclosure Schedules attached hereto, which Disclosure Schedules shall be deemed a part hereof, the Company hereby represents and warrants as of the date hereof and as of the Closing Date to each Purchaser as follows:

          (a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a) (the "Subsidiaries"). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase such securities.

          (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and, where applicable, in good standing, under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted except where failure to be so qualified, organized or have such power and authority would not reasonably be expected to have a Material Adverse Effect (as defined below). Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and, where applicable, is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (x) a material adverse effect on the legality, validity or enforceability of any Transaction Document, or (y) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) any change in the Company's stock price or trading volume in and of itself (but not excluding the underlying cause of any such change pursuant to this clause (i)); (ii) any change, event, violation, inaccuracy, circumstance or effect that results from changes, events or circumstances affecting general economic conditions (which changes, events or circumstances do not disproportionately affect such entity); (iii) any change, event, violation, inaccuracy, circumstance or effect resulting from acts of war or terrorism or any escalation thereof in and of itself (but excluding any changes or effect uniquely on or uniquely with respect to the Company resulting from any such act pursuant to this clause (iii); or (iv) any change, event, violation, inaccuracy, circumstance or effect that results from any action or inaction taken by the Purchasers (any of (x) or (y), a "Material Adverse Effect"), and to the knowledge of the Company, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

          (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals. Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and
     (iii) as the rights to indemnification or contribution hereunder and thereunder may be limited by applicable law.

          (d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's memorandum or articles of association or other organizational or charter documents, or
     (ii) subject to obtaining the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument evidencing a Company or Subsidiary debt or other understanding to which the Company or any Subsidiary is a party or by which any property or material asset of the

     Company or any Subsidiary is bound, or (iii) subject to obtaining the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound, or (iv) violate the terms of any agreement by which the Company or any Subsidiary is bound or to which any property or asset of the Company or any Subsidiary is bound; except in the case of each of clauses (ii), (iii) and
     (iv), such as would not have or reasonably be expected to result in a Material Adverse Effect.

          (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Registration Statement, (iii) application(s) to the Nasdaq Stock Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws,
     (v) any other filings required to be made pursuant to the terms of the Registration Rights Agreement, and (vi) the approvals and notices set forth on Section 3.1(e) of the Disclosure Schedules (collectively, the "Required Approvals").


          (f) Issuance of the Securities. The Shares and Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and under applicable laws. The Warrant Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and under applicable laws. The Company has reserved from its duly authorized capital stock the maximum number of Ordinary Shares issuable pursuant to this Agreement and the Warrants.

          (g) Capitalization. Since September 30, 2004, the Company has not issued any capital stock other than pursuant to the exercise of employee stock options under the Company's stock option plans, the issuance of shares of Ordinary Shares to employees pursuant to the Company's employee stock purchase plan and pursuant to the conversion or exercise of outstanding Ordinary Shares Equivalents outstanding. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except (i) as a result of the purchase and sale of the Securities and (ii) the outstanding Ordinary Shares and Ordinary Shares Equivalents set forth in Section 3.1(g) of the Disclosure Schedules, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary

     Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares, or securities or rights convertible or exchangeable into Ordinary Shares. The issue and sale of the Securities will not obligate the Company to issue Ordinary Shares or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. Except as disclosed in the SEC Reports, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's shareholders.

          (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including without limitation, those filed pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods covered therein ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

          (i) Material Changes. Since September 30, 2004, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not altered its method of accounting,
     (iii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

          (j) Litigation. There is no action, suit, inquiry, notice of violation or proceeding pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, is any investigation pending or threatened, against the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any director or officer thereof (in his capacity as such), is or has been in the past five years the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been in the past five years, and to the knowledge of the Company, there is not pending, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued in the past five years any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

          (k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary which would reasonably be expected to result in a Material Adverse Effect.

          (l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as would not have a Material Adverse Effect.

          (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

          (n) Title to Assets. The Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to the business of the Company and the Subsidiaries and valid title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties or that are otherwise would not have or reasonably be expected to result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases and no landlord for any such real property or facility has notified the Company or any such Subsidiary that any of them are in default under any such lease.

          (o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no known existing infringement by another Person of any of the Intellectual Property Rights which would have a Material Adverse Effect.

          (p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are, given the size and financial condition of the Company, prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

          (q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other benefits under benefit or pension plans sponsored by the Company, including without limitation stock option agreements under any stock option plan of the Company.

          (r) Sarbanes-Oxley Matters. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the certifying officers by others within those entities. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures as of the end of the period covered by its most recently filed annual report under the Exchange Act (the date of such evaluation, the "Evaluation Date"). The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the best of the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

          (s) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. To the knowledge of the Company, the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

          (t) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, and except as contemplated by the Registration Rights Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Nasdaq Stock Market.

          (u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (v) Registration Rights. Except as disclosed in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

          (w) Listing and Maintenance Requirements. The Ordinary Shares is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any written notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Ordinary Shares is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such market. The Company is currently in compliance with all such listing and maintenance requirements.

          (x) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company's Articles of Association (or similar charter documents) or the laws of its state of incorporation that is or could reasonably be expected to become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

          (y) Disclosure. Except as set forth in the Disclosure Schedule and except for terms of the Transaction Documents and the fact that the Company is considering consummating the transactions contemplated therein, the Company confirms that neither the Company nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. To the Company's knowledge, neither this Agreement, nor the Disclosure Schedules to this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

          (x) (z) No Integrated Offering. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

          (aa) Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof.

          (bb) Form F-3 Eligibility. The Company is eligible to register the resale of its Ordinary Shares by the Purchasers under Form F-3 promulgated under the Securities Act.

          (cc) Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, (i) the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and (ii) the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

          (dd) General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

          (ee) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds,
     (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

          (ff) Auditor. The Company's auditors are set forth on Schedule 3.1(ff) of the Disclosure Schedule. To the Company's knowledge, such auditors are independent auditors as required by the Securities Act.

          (gg) Acknowledgment Regarding Purchasers' Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby.

     3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

          (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

          (b) Investment Intent. Such Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

          (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, at the date hereof it is, and on the Closing Date and on each date on which it exercises any Warrants, it will be, an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8)
     under the Securities Act. Such Purchaser is not, and at the time such Purchaser was offered the Securities, it was not, located in or organized under the laws of the State of Israel. Such Purchaser does not currently hold or beneficially own more than 5% of the outstanding Ordinary Shares.

          (d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

          (e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

          (f) Purchaser Acting Individually. Such Purchaser is acting severally as an individual and is not acting together with any other Person or other Purchaser as a group.

          (g) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by such Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. To the knowledge of such Purchaser, the Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

          (h) Disclosure. Such Purchaser acknowledges and agrees that the Company does not make nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1.

                                  ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

     4.1 Transfer Restrictions.

          (a) Each of the Purchasers hereby acknowledges that the Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in
     Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of such opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of any such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement and/or a Holder (as defined in the Warrants) under the Warrants, as applicable..

          (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following or a substantially similar form:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE
               SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED EXCEPT
               (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT

               SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

               .

          (c) The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

          (d) Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the Effective Date if required by the Company's transfer agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(d), it will, no later than seven (7) Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the "Legend Removal Date"), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends; provided the provisions of either clause (i), (ii) or clause (iii) above, as applicable, are satisfied with respect to such Securities. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

          (e) In addition to such Purchaser's other available remedies, the Company shall pay to a Purchaser, as liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based on the Closing Price of the Ordinary Shares on the date certificate(s) representing such Securities are submitted to the Company's transfer agent) subject to
     Section  4.1(d),  $5 per Trading Day (increasing to $10 per Trading Day ten
     (10) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered to such Purchaser; provided that such Purchaser shall have first notified the Company in writing of such failure to comply (which notification may be, in addition to the methods of delivery set forth in Section 5.3 hereof, by way of sending an electronic mail to the Company: ofer.segev@attunity.com and dror.elkayam@attunity.com). Nothing herein shall limit such Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. For any liquidated damages to be paid pursuant to this Section, the Company may pay such damages solely in the form of Ordinary Shares, the number of which shall be determined by dividing (x) the amount of damages payable pursuant to this Section by (y) the Closing Price of an Ordinary Share on the payment date.

          (f)  Each  Purchaser,   severally  and  not  jointly  with  the  other
     Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company's reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

     4.2 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is no longer required to file reports pursuant to the Exchange Act (or if such filings are not otherwise generally available on the Internet free of charge), it will prepare and furnish to the Purchasers (upon receipt of a written request) and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

     4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the

Nasdaq Stock Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

     4.4 Securities Laws Disclosure; Publicity. Provided that the Company has received each item required to be delivered by each Purchaser pursuant to any of the Transaction Documents, the Company shall, by 9:00 a.m. Eastern time on the Trading Day following the Closing Date, issue a press release or file a Current Report on Form 6-K in each case reasonably acceptable to Weiss, Peck & Greer Investments, a division of Robeco USA, LLC ("WPG"), disclosing the material terms of the transactions contemplated hereby. Neither the Company nor any Purchaser shall issue any press release with respect to the transaction contemplated hereby or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of WPG, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication; provided, however, that only such portions of any press release to be issued by the Company that specifically reference the transactions contemplated by the Transaction Documents shall be provided to WPG and be subject to their prior consultation and approval. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of WPG, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide WPG with prior notice of such disclosure permitted under subclause (i) or (ii).

     4.5 Shareholders Rights Plan. No claim will be made or enforced by the company or, to the knowledge of the Company, any other Person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect on the date hereof, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

     4.6 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate and strategic purposes, including, but not limited to, in connection with acquisitions, joint ventures and other similar transactions, and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity equivalent securities or to settle any outstanding litigation.

     4.7 Indemnification of Purchasers.

          (a) Subject to the provisions of this Section, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a "Purchaser Party")
     harmless  from  any  and  all  losses,  liabilities,  obligations,  claims, contingencies, damages, costs and expenses, including without limitation all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation ("Damages") that any such Purchaser Party may suffer or incur as a result of or relating to (A) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (B) any action instituted against
     (i) a Purchaser, or any of them or their respective Affiliates or (ii) a Purchaser Party, by any shareholder of the Company who is not an Affiliate of such Purchaser or Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser's representation, warranties, covenants or agreements under the Transaction Documents or any agreements or understandings such Purchaser or a Purchaser Party may have with any such shareholder or any violations by the Purchaser or a Purchaser Party of state or federal securities laws or any conduct by such Purchaser or a Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance) (clauses (A) and (B) together, "Indemnifiable Claims").

          (b) If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Section, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, or (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel.

          (c) The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by an Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

          (d) From and after the Closing, the rights of the Purchasers under this Section shall be the exclusive remedy thereof with respect to any breach of the Transaction Documents and any Indemnifiable Claims. Notwithstanding the above, the Purchasers shall be (a) entitled to seek any available remedy of law or equity (including rescission or restitution) with respect to fraud and/or willful misconduct, (b) entitled to seek injunctive relief to enjoin the breach, or threatened breach, of any provision of this Agreement, and (c) entitled to seek the equitable remedy of specific performance in connection with this Agreement.

     4.8 Reservation of Ordinary Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Ordinary Shares for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

     4.9 Listing of Ordinary Shares. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Ordinary Shares on a Trading Market, and as soon as reasonably practicable following the Closing (but not later than the earlier of the Effective Date and the first anniversary of the Closing Date) to list all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Ordinary Shares traded on any other Trading Market, it will include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action commercially reasonable and necessary to (a) continue the listing and trading of its Ordinary Shares on a Trading Market and (b) comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such Trading Market.

     4.10 Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

     4.11 Participation in Future Financing. From the date hereof until the earlier of (i) the 1st anniversary after the Closing Date, (ii) the date the first Subsequent Financing (as defined below) closes, and (iii) the date at which the Purchasers hold less than 50% of the Shares acquired by them hereunder, if the Company desires to effect an offering of its Ordinary Shares or Ordinary Shares Equivalents for an aggregate offering price of more than $1,500,000 (a "Subsequent Financing"), the Purchasers shall have the right to participate in (A) no less than the lesser of (x) 5.0% of such Subsequent Financing or (y) an amount equal to $1,000,000 and (B) no more than 20.0% of such Subsequent Financing, as allocated between the Purchasers based on each Purchaser's proportionate amount of the Ordinary Shares issued to all Purchasers at the Closing, as follows:

          (a) At least ten (10) calendar days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (such notice, a "Subsequent Financing Notice"). The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto. If by 5:00 p.m. (New York City time) on the tenth (10th) calendar day after the Purchasers have received the Subsequent Financing Notice (i) a Purchaser has notified the Company that it (or its affiliated designee) does not elect to participate in the Subsequent Financing, or (ii) the Purchasers who have notified the Company that their (or their affiliated designee's) willingness to participate in the Subsequent Financing is less, in the aggregate, than the lesser of (A) 5% of the total amount of the Subsequent Financing or (B) an amount equal to $1,000,000, then the Company may effect such Subsequent Financing or the remaining portion of such Subsequent Financing, as applicable, on the terms and to the Persons set forth in the Subsequent Financing Notice. If the Company receives no notice from a Purchaser as of such tenth (10th) calendar day after the Purchasers have received the Subsequent Financing Notice, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

          (b) Subject to the terms of this Section, each Purchaser will again have the right of participation set forth above in this Section 4.10 (including receipt of a new Subsequent Financing Notice), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within ninety (90) days after the date of the initial Subsequent Financing Notice.

          (c) Notwithstanding the foregoing, this Section 4.10 shall not apply to Subsequent Financing that is a transaction involving (a) the issuance of Ordinary Shares or options to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by the Company or to the issuance of Ordinary Shares upon exercise of such options or any Ordinary Shares Equivalents outstanding as of the date hereof, (b) any equity securities issued pursuant to any equipment leasing arrangement or debt financing from a bank or similar financial institution whose primary business is lending money and not investing in securities, (c) any equity securities issued in connection with strategic transactions involving the Company and other entities, the primary purpose of which is not to raise capital, including (A) joint ventures, manufacturing, marketing, license or distribution arrangements or (B) technology transfer or development arrangements (provided that the primary purpose of such transaction is not the raising of capital), (d) any securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, consolidation, sale or disposition of all or substantially all of the Company's assets or similar business combination, (e) any securities issued in connection with the settlement of pending or threatened litigation or similar proceeding, (f) Ordinary Shares issued in conjunction with any stock split, stock dividend or recapitalization of the Company,
     (g) any securities issuable upon the exercise or conversion of, or pursuant to the anti-dilution provisions contained within, any agreement, option, restricted stock awards, preferred stock, promissory note, convertible promissory note or warrants outstanding on the date hereof (but not to the extent amended hereafter), (h) any Ordinary Shares issuable under the Transaction Documents (including those issued pursuant to the anti-dilution provisions contained therein), (i) Ordinary Shares issued to vendors in exchange for services rendered to the Company, and (j) issuance of securities in connection with underwritten public offerings of the Company's securities.

     4.12 Delivery of Securities After Closing. The Company shall deliver, or cause to be delivered, the respective Shares and Warrants purchased by each Purchaser to such Purchaser within three (3) Trading Days of the Closing Date.

     4.13 Non-Public Information. Subject to Closing, except as may be required to comply with the terms and conditions of this Agreement, the Company covenants and agrees that, to its knowledge, neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

                                   ARTICLE V.
                                  MISCELLANEOUS

     5.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents, except that the Company shall pay, against invoice, up to an aggregate of $20,000 for the fees and expenses of TRP actually incurred in connection with the transactions contemplated hereby. The Company shall pay all stamp and other taxes and duties lawfully imposed on the sale of the Securities.

     5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

     5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile with confirmation of receipt at the facsimile number set forth on the signature pages attached hereto prior to 5:00 p.m. (New York City time) on a Trading Day,
(b) two Trading Days after the date of transmission, if such notice or communication is delivered via facsimile with confirmation of receipt at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing (fifth Trading Day if sent internationally), if sent by a nationally recognized overnight courier service in the United States, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto or at such other address as such party may designate by seven calendar days' advance written notice to the other party.

     5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Majority Purchasers. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

     5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement, subject to the applicable securities law, to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers."

     5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6.

     5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys fees and expenses and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

     5.9 Survival. The representations and warranties herein shall survive the Closing and delivery of the Shares and Warrant Shares until the earlier of (i) the tenth anniversary of the Closing Date and (ii) the date on which each of the Purchasers no longer holds any of the Shares or the Warrant Shares, if any.

     5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

     5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

     5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     5.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     5.15 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Except as otherwise set forth herein, each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

     5.16 Liquidated Damages. The Company's obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

     5.17 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Securities and the Registration Rights Agreement.

     5.18 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided such notice was delivered to the Company prior to the Company's cure of such default or untimely performance.



                            (Signature Pages Follow)

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.



 ATTUNITY LTD.

 By:   /s/Aki Ratner  /s/Ofer Segev
    -------------------------------
    Name: Aki Ratner     Ofer Segev
    Title:   CEO           CFO


Address for Notice:
-------------------

Attunity Ltd.
Einstein Building
Tirat Hacarmel, Israel
Attention: CEO
Facsimile: [(972 4) 857-6745]


With a copy to (which shall not constitute notice):

       Attunity Inc.
       40 Audubon Road
       Wakefield, Massachusetts 01880
       Attention: CFO
       Facsimile: [(781) 213-5240]


       Goldfarb, Levy, Eran & Co.
       Europe-Israel Tower
       2 Weizmann Street
       Tel Aviv 64239, Israel
       Attention: Oded Eran, Adv.
       Facsimile: 03-608-9908



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES FOR PURCHASERS FOLLOW]

          [PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]


     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity: WPG Select Technology QP

Signature of Authorized Signatory of
  Investing entity:                     /s/George Boyd  /s/Benjamin James Taylor
                                        ----------------------------------------

Name of Authorized Signatory: George Boyd/Ben Taylor
                              ----------------------
Title of Authorized Signatory: Head of Equity/Managing Director
                               --------------------------------
Address for Notice of Investing Entity:

909 Third Avenue
New York, NY 10022
Tel: 212-908-9500
Fax: 212-908-0130
Attention: Mr. Adam Rothstein


Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount: US$705,476.75

Shares: 256,537

Warrant Shares: 102,615

EIN Number:  33-1056610
             ----------

                           [SIGNATURE PAGES CONTINUE]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity: WPG Select Technology Overseas

Signature of Authorized Signatory of
  Investing entity:                     /s/George Boyd  /s/Benjamin James Taylor
                                        ----------------------------------------

Name of Authorized Signatory: George Boyd/Ben Taylor
                              ----------------------
Title of Authorized Signatory: Head of Equity/Managing Director
                               --------------------------------
Address for Notice of Investing Entity:

909 Third Avenue
New York, NY 10022
Tel: 212-908-9500
Fax: 212-908-0130
Attention: Mr. Adam Rothstein


Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount: US$417,051.25

Shares: 151,655

Warrant Shares: 60,662

EIN Number: 20-0201795
            ----------

                           [SIGNATURE PAGES CONTINUE]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Signature of Authorized Signatory of
  Investing entity:                     /s/George Boyd  /s/Benjamin James Taylor
                                        ----------------------------------------

Name of Authorized Signatory: George Boyd/Ben Taylor
                              ----------------------
Title of Authorized Signatory: Head of Equity/Managing Director
                               --------------------------------
Address for Notice of Investing Entity:

909 Third Avenue
New York, NY 10022
Tel: 212-908-9500
Fax: 212-908-0130
Attention: Mr. Adam Rothstein




Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount: US$736,692

Shares: 267,888

Warrant Shares: 107,155

EIN Number:  13-3963628
             ----------

                           [SIGNATURE PAGES CONTINUE]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


Name of Investing Entity: WPG Select Technology Fund LP

Signature of Authorized Signatory of
  Investing entity:                     /s/George Boyd  /s/Benjamin James Taylor
                                        ----------------------------------------

Name of Authorized Signatory: George Boyd/Ben Taylor
                              ----------------------
Title of Authorized Signatory: Head of Equity/Managing Director
                               --------------------------------
Address for Notice of Investing Entity:

909 Third Avenue
New York, NY 10022
Tel: 212-908-9500
Fax: 212-908-0130
Attention: Mr. Adam Rothstein



Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount: US$140,780.75

Shares: 51,193

Warrant Shares: 20,477

EIN Number: 30-0098141
            ----------